EXHIBIT 99.1


FOR IMMEDIATE RELEASE

November 14, 2003

Contact:          Greg Jensen, Chief Financial Officer
                  WTC Industries, Inc.
                  651-554-3140


WTC Industries, Inc. To Explore Strategic and Financing Alternatives

EAGAN, MINNESOTA, November 14, 2003--WTC Industries, Inc. (OTC Bulletin Board:
WTCO) announced today that it has retained the investment banking firm of Robert
W. Baird & Co. to assist it in examining and evaluating strategic and financing alternatives for the Company.

James Carbonari, the Company's Chief Executive Officer, commented: "The Company has made outstanding progress in the past several years. In view of our rapid growth and capital needs, our Board believes we should investigate strategic and financing alternatives, such as a merger, strategic alliance with a larger company, sale of the company or a financing alternative. We will evaluate the alternatives that are developed to determine what is in the best interests of our shareholders, customers and employees. There can be no assurance, however, that any transaction will result from this process."

WTC Industries, Inc. designs and manufactures water filtration systems and replacement filter cartridges for residential refrigerators and point-of-use water filtration systems.